                                                                    EXHIBIT 5.1
                                                                    -----------


                                HALE AND DORR LLP
                                 60 State Street
                                Boston, MA 02109


                                  July 18, 1997



Ascent Pediatrics, Inc.
187 Ballardvale Street, Suite B125
Wilmington, Massachusetts 01887

          Re:  1992 Stock Incentive Plan
               -------------------------

Ladies and Gentlemen:

          We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,349,470 shares (the "Shares") of Common Stock, $.00004 par value per share, of Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1992 Stock Incentive Plan (the "Plan").

          We have examined the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

          In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                          Very truly yours,

                                          /s/ Hale and Dorr LLP

                                          HALE AND DORR LLP